                                    EXHIBIT I
             TO SCHEDULE 13D, AMENDMENT NO. 10 OF FILING CONCERNING
                              THE RIGHT START, INC.



Filing Parties                                                      Shares
--------------                                                   ------------

       Kayne Anderson Capital Advisors, L.P.

         o Managed Investment Limited Partnerships                  4,786,698

         o Other Managed Accounts                                     384,525

       Richard A. Kayne

         o Direct ownership                                           561,020

         o Kayne Anderson Rudnick Investment
                  Management, LLC Managed Accounts                      7,500
                                                                 ------------

                                                       Total        5,739,744

Note: Shares reported include 399,999, 1,691,650, 250,000, 1,263,155 and 50,000 shares of common stock which may be acquired upon conversion of Preferred Series B, Preferred Series C, Preferred Series D, Senior Subordinated Notes due 9/1/2005 and Warrants, respectively.




12/17/2000